                                  EXHIBIT 99.01

                    CAUTIONARY STATEMENTS FOR PURPOSES OF THE
                     "SAFE HARBOR" PROVISIONS OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995


         The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" to encourage companies to provide prospective information, so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s). Ingram Micro Inc. (the "Company") desires to take advantage of the safe harbor provisions of the Act.

         Except for historical information, the Company's Annual Report on Form 10-K for the year ended December 28, 1996 to which this exhibit is appended, the Company's quarterly reports on Form 10-Q, the Company's current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain forward-looking statements within the meaning of the Act.

         In addition, representatives of the Company from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors in the Company's securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking within the meaning of the Act.

         It is not reasonably possible to itemize all of the many factors and specific events that could affect the Company and/or the microcomputer products distribution industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company may appear or be otherwise conveyed together with such statements. The following additional factors (in addition to other possible factors not listed) could affect the Company's actual results and cause such results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company:

         INTENSE COMPETITION. The Company operates in a highly competitive environment, both in the United States and internationally. The microcomputer products distribution industry is characterized by intense competition, based primarily on price, product availability, speed and accuracy of delivery, effectiveness of sales and marketing programs, credit availability, ability to tailor specific solutions to customer needs, quality and breadth of product lines and services, and availability of technical and product information. The Company's competitors include regional, national, and international wholesale distributors, as well as hardware manufacturers, networking equipment manufacturers, and software publishers that sell directly to resellers and large resellers who resell to other resellers. There can be no assurance that the Company will not lose market share in the United States or in international markets, or that it will not be forced in the future to reduce its prices in response to the actions of its competitors and thereby experience a further reduction in its gross margins. See "Narrow Margins" below.

         The Company entered the "aggregator" or "master reseller" business by launching Ingram Alliance in late 1994. Many of the Company's competitors in the master reseller business are more experienced and have more established contacts with affiliated resellers, third-party dealers, or suppliers, which may provide them with a competitive advantage over the Company. In addition, the Company is constantly seeking to expand its business into areas closely related to its core microcomputer products distribution business. As the Company enters new business areas, it may encounter increased competition from current competitors and/or from new competitors, some of which may be current customers of the Company. There can be no assurance that increased competition and adverse reaction from customers resulting from the Company's expansion into new business areas will not have a material adverse effect on the Company's business, financial condition, or results of operations.

         NARROW MARGINS. As a result of intense price competition in the microcomputer products wholesale distribution industry, the Company's margins have historically been narrow and are expected in the future to continue to be narrow.

These narrow margins magnify the impact on operating results of variations in operating costs. The Company receives purchase discounts from suppliers based on a number of factors, including sales or purchase volume and breadth of customers. These purchase discounts directly affect gross margins. Because many purchase discounts from suppliers are based on percentage increases in sales of products, it may become more difficult for the Company to achieve the percentage growth in sales required for larger discounts due to the current size of the Company's revenue base. The Company's gross margins have been further reduced by the Company's entry into the master reseller business through Ingram Alliance, which has lower gross margins than the Company's traditional wholesale distribution business.

         FLUCTUATIONS IN QUARTERLY RESULTS. The Company's quarterly net sales and operating results have varied significantly in the past and will likely continue to do so in the future as a result of seasonal variations in the demand for the products and services offered by the Company, the introduction of new hardware and software technologies and products offering improved features and functionality, the introduction of new products and services by the Company and its competitors, the loss or consolidation of a significant supplier or customer, changes in the level of operating expenses, inventory adjustments, product supply constraints, competitive conditions including pricing, interest rate fluctuations, the impact of acquisitions, currency fluctuations, and general economic conditions. The Company's narrow margins may magnify the impact of these factors on the Company's operating results. The Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. In certain future quarters, the Company's operating results may be below the expectations of public market analysts or investors. In such event, the market price of the Common Stock would be materially adversely affected.

         CAPITAL INTENSIVE NATURE OF BUSINESS. The Company's business requires significant levels of capital to finance accounts receivable and product inventory that is not financed by trade creditors. In order to continue its expansion, the Company will need additional financing, including debt financing, which may or may not be available on terms acceptable to the Company, or at all. In addition to the Company's prospects, financial condition and results of operations, macroeconomic factors such as fluctuations in interest rates or a general economic downturn may restrict the Company's ability to raise the necessary capital. No assurance can be given that the Company will continue to be able to raise capital in adequate amounts for these or other purposes on terms acceptable to the Company, and the failure to do so could have a material adverse effect on the Company's business, financial condition, and results of operations. See "--Fluctuations in Quarterly Results" above.

         MANAGEMENT OF GROWTH. The rapid growth of the Company's business has required the Company to make significant recent additions in personnel and has significantly increased the Company's working capital requirements. Although the Company has experienced significant sales growth in recent years, such growth should not be considered indicative of future sales growth. Such growth has resulted in new and increased responsibilities for management personnel and has placed and continues to place a significant strain upon the Company's management, operating and financial systems, and other resources. There can be no assurance that the strain placed upon the Company's management, operating and financial systems, and other resources will not have a material adverse effect on the Company's business, financial condition, and results of operations, nor can there be any assurance that the Company will be able to attract or retain sufficient personnel to continue the expansion of its operations. Also crucial to the Company's success in managing its growth will be its ability to achieve additional economies of scale. There can be no assurance that the Company will be able to achieve such economies of scale, and the failure to do so could have a material adverse effect on the Company's business, financial condition, and results of operations.

         DEPENDENCE ON INFORMATION SYSTEMS. The Company depends on a variety of information systems for its operations, particularly its centralized IMpulse information processing system which supports more than 40 operational functions including inventory management, order processing, shipping, receiving, and accounting. At the core of IMpulse is on-line, real-time distribution software which supports basic order entry and processing and customers' shipments and returns. Although the Company has not in the past experienced significant failures or downtime of IMpulse or any of its other information systems, any such failure or significant downtime could prevent the Company from taking customer orders, printing product pick-lists, and/or shipping product and could prevent customers from accessing price and product availability information from the Company. In order to react to changing market conditions, the Company must continuously expand and improve IMpulse and its other information systems. From time to time the Company may acquire other businesses having information systems and records which must be converted and integrated into IMpulse or other Company information systems. This can be a lengthy and expensive process that results in a significant diversion of resources from other operations.

         EXPOSURE TO FOREIGN MARKETS; CURRENCY RISK. The Company, through its subsidiaries, operates in a number of countries outside the United States, and the Company expects its international net sales to increase as a percentage of total net sales in the future. The Company's international net sales are primarily denominated in currencies other than the U.S. dollar. Accordingly, the Company's international operations impose risks upon its business as a result of exchange rate fluctuations. There can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's business, financial condition, or results of operations in the future. In certain countries outside the United States, operations are accounted for primarily on a U.S. dollar denominated basis. In the event of an unexpected devaluation of the local currency in those countries (as occurred in Mexico in December 1994), the Company may experience significant foreign exchange losses. In addition, the Company's operations may be significantly adversely affected as a result of the general economic impact of the devaluation of the local currency.

         The Company's international operations are subject to other risks such as the imposition of governmental controls, export license requirements, restrictions on the export of certain technology, political instability, trade restrictions, tariff changes, difficulties in staffing and managing international operations, difficulties in collecting accounts receivable and longer collection periods, and the impact of local economic conditions and practices.

         DEPENDENCE ON KEY INDIVIDUALS. The Company is dependent in large part on its ability to retain the services of its executive officers. The loss of any of the Company's executive officers could have a material adverse effect on the Company. The Company's continued success is also dependent upon its ability to retain and attract other qualified employees to meet the Company's needs.

         PRODUCT SUPPLY; DEPENDENCE ON KEY SUPPLIERS. The ability of the Company to obtain particular products or product lines in the required quantities and to fulfill customer orders on a timely basis is critical to the Company's success. In most cases, the Company has no guaranteed price or delivery agreements with its suppliers. As a result, the Company has experienced, and may in the future continue to experience, short-term inventory shortages. In addition, manufacturers who currently distribute their products through the Company may decide to distribute, or to substantially increase their existing distribution, through other distributors, their own dealer networks, or directly to resellers. Further, the personal computer industry experiences significant product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. There can be no assurance that suppliers will be able to maintain an adequate supply of products to fulfill the Company's customer orders on a timely basis or that the Company will be able to obtain particular products or that a product line currently offered by suppliers will continue to be available.

         ACQUISITIONS. As part of its growth strategy, the Company pursues the acquisition of companies that either complement or expand its existing business. Acquisitions involve a number of risks and difficulties, including expansion into new geographic markets and business areas, the requirement to understand local business practices, the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, the integration of the acquired companies' management information systems with those of the Company, potential adverse short-term effects on the Company's operating results, the amortization of acquired intangible assets, and the need to present a unified corporate image.

         RISK OF DECLINES IN INVENTORY VALUE. The Company's business, like that of other wholesale distributors, is subject to the risk that the value of its inventory will be adversely affected by price reductions by suppliers or by technological changes affecting the usefulness or desirability of the products comprising the inventory. It is the policy of most suppliers of microcomputer products to protect distributors such as the Company, who purchase directly from such suppliers, from the loss in value of inventory due to technological change or the supplier's price reductions. These policies are sometimes not embodied in written agreements and do not protect the Company in all cases from declines in inventory value. No assurance can be given that such practices will continue, that unforeseen new product developments will not materially adversely affect the Company, or that the Company will be able to successfully manage its existing and future inventories. The Company's risk of declines in inventory value could be greater outside the United States where agreements with suppliers are more restrictive with regard to price protection and the Company's ability to return unsold inventory.

         DEPENDENCE ON INDEPENDENT SHIPPING COMPANIES. The Company relies almost entirely on arrangements with independent shipping companies for the delivery of its products. The termination of the Company's arrangements with one or more of these independent shipping companies, or the failure or inability of one or more of these independent shipping companies to deliver products from suppliers to the Company or products from the Company to its reseller customers or their end-user customers could have a material adverse effect on the Company's business, financial condition, or results of operations.

         RAPID TECHNOLOGICAL CHANGE; ALTERNATE MEANS OF SOFTWARE DISTRIBUTION. The microcomputer products industry is subject to rapid technological change, new and enhanced product specification requirements, and evolving industry standards. These changes may cause inventory in stock to decline substantially in value or to become obsolete. In addition, suppliers may give the Company limited or no access to new products being introduced.

         Net sales of software products have decreased as a percentage of total net sales in recent years due to a number of factors, including bundling of software with microcomputers; sales growth in Ingram Alliance, which is a hardware-only business; declines in software prices; and the emergence of alternative means of software distribution, such as site licenses and electronic distribution. The Company expects this trend to continue.